CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261029 and 333-261557) of Weave Communications, Inc. of our report dated March 23, 2022 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 23, 2022